As filed with the Securities and Exchange Commission on November 15 , 2012

Registration No:   333-184563

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________

AMENDMENT NO. 1
to

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

____________________________________________

COVER-ALL TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	13-2698053
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

412 Mt. Kemble Avenue, Suite 110C Morristown , New Jersey 07960 973-461-5200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John W. Roblin Chief Executive Officer Cover-All Technologies Inc. 412 Mt. Kemble Avenue, Suite 110C Morristown , New Jersey 07960 973-461-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

David E. Weiss, Esq. Sills Cummis & Gross P.C. 30 Rockefeller Plaza New York, NY 10112

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post–effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post–effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post–effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common stock, $.01 par value per share, issuable upon exercise of warrants	1,442,000	$1.13	$1,629,460.00	$222.26 (4)

(1) Consists of shares of common stock that may be issued upon exercise of warrants, all of which were acquired by the selling security holder identified herein in a private placement.

(2) In accordance with Rule 416(a), promulgated under the Securities Act of 1933, as amended (the “Securities Act”), Cover-All Technologies Inc. (the “Registrant”) is also registering hereunder an indeterminate number of shares of common stock that may be issued and resold pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions. No additional consideration will be received for such shares of common stock, and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act.

(3) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) promulgated under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high ($1.13) and low ($1.13) sales prices of the Registrant’s common stock as reported by the NYSE MKT on October 19, 2012, which date was within five business days of October 24, 2012, the date of filing of the original registration statement being amended hereby . It is not known how many shares will be sold under this registration statement or at what price or prices such shares will be sold.

(4) Previously paid with the filing of the original registration statement being amended hereby.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. The selling security holder s may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, and the selling security holder s are not soliciting offers to buy, these securities in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 15 , 2012

PROSPECTUS

COVER-ALL TECHNOLOGIES INC.

Up to 1,442,000 Shares of

Common Stock, $.01 par value

This prospectus relates to the offer and sale, from time to time, by the selling security holders identified herein of up to 1,442,000 shares of common stock of Cover-All Technologies Inc. (the “Company”), issuable upon exercise of warrants to purchase shares of the Company’s common stock.  This prospectus also covers any additional shares of the Company’s common stock that may become issuable upon anti-dilution adjustment pursuant to the terms of the Warrants by reason of stock splits, stock dividends, or similar events.

The selling security holders identified in this prospectus may offer the shares from time to time after exercise of such warrants through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices and in other ways as described in the “Plan of Distribution.”

The Company is not selling any of the shares offered by this prospectus. The Company will not receive any proceeds from the sale or other disposition of the shares of our common stock by the selling security holders under this prospectus, other than proceeds in the event that some or all of the warrants are exercised for cash.

The Company’s common stock is quoted on the NYSE MKT under the symbol “COVR.” The last reportable trade of the Company’s common stock on the NYSE MKT was $1. 2585 per share on November 14 , 2012. You are urged to obtain current market prices of the Company’s common stock before purchasing any of the shares being offered for resale pursuant to this prospectus.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors beginning on page 5 of this prospectus before purchasing any securities offered hereby.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is __________, 2012

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	2

PROSPECTUS SUMMARY	3

RISK FACTORS	5

USE OF PROCEEDS	9

SELLING SECURITY HOLDERS	10

PLAN OF DISTRIBUTION	10

LEGAL MATTERS	12

EXPERTS	12

INFORMATION INCORPORATED BY REFERENCE	12

WHERE YOU CAN FIND MORE INFORMATION	13

ABOUT THIS PROSPECTUS

In this prospectus, unless the context indicates otherwise, references to “we,” “our,” “us,” “ourselves,” or “the Company” refer to Cover-All Technologies Inc. and, where appropriate, its subsidiaries. This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”).

Please read this prospectus and the information and documents incorporated by reference in this prospectus carefully. Such documents contain important information you should consider when making your investment decision. See the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus.

You should rely only on information contained in this prospectus or documents incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus and in documents incorporated by reference in this prospectus is accurate only as of the date on the front cover of this prospectus or the date of such document incorporated by reference, as applicable, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where such offer or sale is not permitted. For investors outside the United States, we have not, and to the best of our knowledge, the selling security holder s have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Investors outside the United States are required to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this prospectus and in documents incorporated by reference in this prospectus may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievement described or implied by such statements. Certain of these forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or the negative of these terms or other comparable terminology, or by discussions of strategy, objectives, expectations, plans or intentions. Statements contained in this prospectus and in documents incorporated by reference in this prospectus that are not historical facts are forward-looking statements. Without limiting the generality of the preceding statement, all statements in this prospectus and in documents incorporated by reference in this prospectus concerning or relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, through our senior management, from time to time we make forward-looking statements concerning our expected future operations and performance and other developments. Such forward-looking statements are necessarily estimates reflecting our best judgment based upon current information and involve a number of risks and uncertainties. Other factors may affect the accuracy of these forward-looking statements and our actual results may differ materially from the results anticipated in these forward-looking statements. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include, but are not limited to, (i) those factors or conditions described in the section entitled “Risk Factors” in this prospectus, (ii) factors or conditions described in our filings with the SEC that are incorporated by reference in this prospectus, and (iii) general conditions in the economy and capital markets. Except to the extent required by applicable laws and regulations, we undertake no obligations to update any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary highlights selected aspects of this offering and the information included or incorporated by reference in this prospectus, but it does not contain all of the information that you should consider in making your investment decision. You should read this entire prospectus carefully, especially the risks discussed in “Risk Factors,” before making your investment decision.

Our Company

General

We provide advanced, cost-effective business-focused solutions to the property and casualty insurance industry. Our customers include insurance companies, agents, brokers and managing general agents (MGAs). Our proprietary technology solutions and services are designed to enable our customers to introduce new products quickly, expand their distribution channels, reduce costs and improve service to their customers. In addition, we also offer an innovative Business Intelligence suite of products to enable our customers to leverage their information assets for real time business insights and for better risk selection, pricing and financial reporting.

In December 2011, we expanded our portfolio of insurance solutions by acquiring the assets of a leading claims solution provider, BlueWave Technology. The acquisition of claims software marked another milestone in our goal of becoming a leading full solution provider to the property and casualty insurance industry.

Our software products and services focus on the functions required to underwrite, rate, quote, issue, print, bill and support the entire lifecycle of insurance policies and with the BlueWave acquisition, the important claims functions. Our products and services combine an in-depth knowledge of property and casualty insurance with an innovative and proprietary state-of-the-art technology platform. Our products provide advanced insurance functionality available on an “off-the-shelf” basis yet also provide additional flexibility for accommodating a high degree of customization for our customers to compete in the marketplace through differentiation. Our software is licensed for use in the customer’s data centers or can be provided through our application services provider, referred to as “ASP,” using third party technology platforms and support.

We generate revenue from software contract licenses, professional services fees from ongoing software customization and continuing maintenance fees for technical and regulatory software updates on a monthly basis. We provide a wide range of professional services that support product customizations, conversion from existing systems, data integration with other software or reporting agencies and other technical services. We also offer ongoing support services including incorporating recent insurance rates, rules and forms changes. These support services provide turnkey solutions to our customers as we perform analysis, development, quality assurance, documentation and distribution for delivering changes in a timely fashion.

Our ongoing maintenance and support services, usually through five-year minimum customer contracts, typically generate significant recurring revenue of approximately 25 to 30 cents for every dollar spent on licensing fees.

We were incorporated in Delaware in April 1985 as Warner Computer Systems, Inc. and changed our name to Warner Insurance Services, Inc. in March 1992. In June 1996, we changed our name to Cover-All Technologies Inc. Our products and services are offered through our wholly-owned subsidiary, Cover-All Systems, Inc., also a Delaware corporation.

Recent Financing

On September 11, 2012, we and Cover-All Systems, Inc., a Delaware corporation and our wholly-owned subsidiary (Cover-All Systems”), entered into a loan and security agreement between and among Imperium Commercial Finance Master Fund, LP, a Delaware limited partnership (“Imperium”), as lender, Cover-All Systems, as borrower, and us, as a guarantor. The loan and security agreement provides for a three-year term loan to Cover-All Systems of $2 million (all of which was borrowed on the closing date) and a three-year revolving credit line to Cover-All Systems of up to $250,000. The amount available to be borrowed under the revolving credit line may not exceed 80% of “Eligible Accounts” (as defined in the loan and security agreement). All amounts borrowed under the term loan and the revolving credit facility are secured by a security interest in all of the assets of Cover-All Systems and guaranteed by us, which guarantee is secured by a pledge by us of all of the outstanding shares of capital stock of Cover-All Systems. Additionally, the loan and security agreement requires us to maintain minimum revenues and EBITDA, tested annually, commencing with the twelve months ending September 30, 2013.

In connection with the loan transaction, we issued (1) to Imperium, a five-year warrant to purchase 1,400,000 shares of our common stock, (2) to Monarch Capital Group, LLC (“Monarch”), a five-year warrant to purchase 12,600 shares of our common stock, and (3) to Robert Nathan, an officer of Monarch, a five-year warrant to purchase 29,400 shares of our common stock (each a “Warrant” and collectively, the “Warrants”). Each of the Warrants has an exercise price of $1.48 per share. Each Warrant provides for adjustments to the exercise price and the number of shares issuable upon exercise in certain events to protect against dilution and for cashless exercise. The Warrants are not exercisable until the earliest of (1) the date when “Current Market Value” (as defined therein) exceeds the exercise price ($1.48 per share) multiplied by two, (2) the date of a “Change of Control” transaction (as defined therein), and (3) the third anniversary of the date of issuance of such Warrant.

Pursuant to the Warrant issued to Imperium, we agreed to file a registration statement with the SEC with respect to the shares issuable upon exercise of such Warrant within 45 days of the date of issuance of such Warrant and to use our best efforts to obtain the effectiveness of such registration statement within 90 days (subject to extension to 120 days) of the date of issuance of such Warrant. The Warrants issued to Monarch and Mr. Nathan contain “piggy back” registration rights. Accordingly, we are filing a registration statement, of which this prospectus forms a part, with the SEC registering the shares of common stock issuable upon exercise of the Warrants.

Corporate Information

We presently maintain our principal offices at 412 Mt. Kemble Avenue, Suite 110C, Morristown , New Jersey. Our telephone number is 973-461-5200. Our website is www.cover-all.com. Our website and the information included in, or linked to on, our website are not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

The Offering

Common Stock Offered by the Selling Security Holders	1,442,000 shares issuable upon exercise of the Warrants.

NYSE MKT Symbol	COVR

Use of Proceeds

We will not receive any of the proceeds from the sale or other disposition of the shares covered by this prospectus. We may receive proceeds if and to that extent that the exercise of the Warrants is for cash, and we intend to use any such proceeds for working capital and general corporate purposes.

Risk Factors

An investment in our securities involves a high degree of risk. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the ‘‘Risk Factors’’ section before deciding whether or not to invest in shares of our common stock.

RISK FACTORS

In addition to the other information described elsewhere in this prospectus or incorporated by reference in this prospectus, you should carefully consider the following risk factors, which could materially adversely affect our business, financial condition and results of operations. The risks described below are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may materially adversely affect our business, financial condition and results of operations.

RISKS RELATED TO OUR BUSINESS AND OUR INDUSTRY

If we do not continue to innovate and provide products and services that are useful to insurance companies in a cost-effective way, we may not remain competitive, and our revenues and operating results could suffer.

Our future success depends on our ability to provide innovative and quality products and services for the insurance marketplace. Because our products and services represent the core functionality that powers the businesses of our customers, our competitors are constantly developing innovations in similar products and services. As a result, we must continue to invest significant resources in research and development in order to enhance our existing products and services and introduce new products and services that insurance companies can easily and effectively use. If we are unsuccessful in these endeavors, we may not remain competitive, and our revenues and operating results could suffer. Additionally, we rely on our references from existing customers for new sales. If we are unable to provide quality products and services, then our customers may become dissatisfied and may not provide these references. We also rely on an offshore software development vendor for developing and servicing our products, and our operating results would suffer if we cannot maintain our current cost structure through offshore development resources in the future.

We depend on product introductions in order to remain competitive in our industry.

We are currently investing resources in product development and expect to continue to do so in the future. Our future success will depend on our ability to continue to enhance our current product line and to continue to develop and introduce new products that keep pace with competitive product introductions and technological developments, satisfy diverse and evolving insurance industry requirements and otherwise achieve market acceptance. We may not be successful in continuing to introduce and market, on a timely and cost-effective basis, product enhancements or new products that respond to technological advances by others. Any failure by us to anticipate or respond adequately to changes in technology and insurance industry preferences, or any significant delays in product development or introduction, would significantly and adversely affect our business, operating results and financial condition.

Our products may not achieve market acceptance, which may make it difficult for us to compete.

Our future success will depend upon our ability to increase the number of insurance companies that license our software products. As a result of the intense competition in our industry and the rapid technological changes which characterize it, our products may not achieve significant market acceptance. Further, insurance companies are typically characterized by slow decision-making and numerous bureaucratic and institutional obstacles which will make our efforts to significantly expand our customer base difficult.

We depend on key personnel.

Our success depends to a significant extent upon a limited number of members of senior management and other key employees, including John W. Roblin, our Chief Executive Officer, Manish D. Shah, our President and Chief Technology Officer, and Maryanne Gallagher, our Executive Vice President and Chief Operating Officer. We maintain “key-man” life insurance on Mr. Roblin, Mr. Shah and Ms. Gallagher in the amount of $1,000,000 per individual. The loss of the service of one or more key managers or other key employees could have a significant and adverse effect upon our business, operating results or financial condition. In addition, we believe that our future success will depend in large part upon our ability to attract and retain additional highly skilled technical, management, sales and marketing personnel. Competition for such personnel in the computer software industry is intense. We may not be successful in attracting and retaining such personnel, and the failure to do so could have a material adverse effect on our business, operating results or financial condition.

We may be subject to information technology system failures and network disruptions.

Information technology system failures, network disruptions and breaches of data security caused by such factors, including, but not limited to, earthquakes, fire, flood, theft, fraud, malicious attack, acts of terrorism or other causes could disrupt our operations. While we have taken steps to address these concerns by implementing internal control measures, there can be no assurance that such a system failure, disruption or breach will not materially adversely affect our financial condition and operating results, including loss of revenue due to adverse customer reaction or required corrective action. In addition, our property and business interruption insurance coverage may not be adequate to fully compensate us for losses that may occur.

Our market is highly competitive.

Both the computer software and the insurance software systems industries are highly competitive. There are a number of larger companies, including computer manufacturers, computer service and software companies and insurance companies, that have greater financial resources than we have. These companies currently offer and have the technological ability to develop software products that are core to the business of insurance companies and similar to those offered by us. These companies present a significant competitive challenge to our business. Because we do not have the same financial resources as these competitors, we may have a difficult time in the future in competing with these companies. In addition, very large insurers internally develop systems similar to our systems and as a result, they may not become customers of our software. We compete on the basis of our insurance knowledge, products, service, price, system functionality and performance and technological advances. Although we believe we can continue to compete on the basis of these factors, some of our current competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. Our current competitors may be able to:

•

undertake more extensive marketing campaigns for their brands and services;

•

devote more resources to product development;

•

adopt more aggressive pricing policies; and

•

make more attractive offers to potential employees and third-party service providers.

Our debt service obligations under our Loan Agreement with Imperium could have an adverse effect on our financial condition and results of operations.

Our Loan Agreement with Imperium provides for a three-year term loan to Cover-All Systems of $2 million and a three-year revolving credit line to Cover-All Systems of up to $250,000.  As of September 30, 2012, we had total debt outstanding under the Loan Agreement of $2 million.  Our Loan Agreement imposes on us certain restrictions and contains financial covenants.  Our debt service obligations and the amortization of deferred financing costs associated with entering into the Loan Agreement could have important consequences to the Company and its financial condition and results of operations.  If we do not generate sufficient cash from our operations to service our debt obligations under the Loan Agreement, we may need to take one or more actions, including refinancing our debt, obtaining additional financing, selling assets, obtaining additional equity capital, restructuring our operations or reducing or delaying capital or other expenditures.  We cannot be certain that our cash flow will be sufficient to allow us to pay the principal and interest on our debt obligations under the Loan Agreement and meet our other obligations.

If we default on any of our covenants or other obligations under the Loan Agreement, Imperium could elect to declare all borrowings outstanding under the Loan Agreement immediately due and payable and foreclose on all or a portion of our assets.

Under the Loan Agreement, Cover-All Systems granted a security interest in substantially all of its assets to Imperium.  In addition, we guaranteed Cover-All Systems’ performance under the Loan Agreement and pledged all of the outstanding shares of Cover-All Systems in support of such guarantee.  The Loan Agreement contains covenants that, among other things, require us to maintain minimum revenues and EBITDA (determined on a consolidated basis), tested annually, commencing with the twelve months ending September 30, 2013.  If we or Cover-All Systems default on the covenants or other obligations under the Loan Agreement and are unable to cure any such default, Imperium could elect to declare all borrowings outstanding under the Loan Agreement, together with accumulated and unpaid interest and other fees, immediately due and payable.  Furthermore, Imperium could take possession of any or all of our and Cover-All Systems’ assets in which it holds a security interest and dispose of those assets to the extent necessary to satisfy amounts due under the Loan Agreement or may elect to take possession of all of the outstanding shares of Cover-All Systems.  Any of the foregoing events would materially adversely affect our financial condition, results of operations or cash flows.

We may need additional financing in order to continue to develop our business.

We may need additional financing to continue to fund acquisitions and business development and to expand and grow our business generally. If equity securities are issued in connection with a financing or business acquisition, dilution to our stockholders may result. The Loan Agreement prohibits the incurrence of debt, which limits or may limit the financing sources available to us.

We depend upon proprietary technology and we are subject to the risk of third party claims of infringement.

Our success and ability to compete depends in part upon our proprietary software technology. We also rely on certain software that we license from others. We rely on a combination of trade secret, copyright and trademark laws, nondisclosure and other contractual agreements and technical measures to protect our proprietary rights. We currently have no patents or patent applications pending. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. The steps we take to protect our proprietary technology may not prevent misappropriation of our technology, and this protection may not stop competitors from developing products which function or have features similar to our products.

While we believe that our products and trademarks do not infringe upon the proprietary rights of third parties, third parties may claim that our products infringe, or may infringe, upon their proprietary rights. Any infringement claims, with or without merit, could be time-consuming, result in costly litigation and diversion of technical and management personnel, cause product shipment delays or require us to develop non-infringing technology or enter into royalty or licensing agreements. Royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all. If a claim of product infringement against us is successful and we fail or are unable to develop non-infringing technology or license the infringed or similar technology, our business, operating results and financial condition could be significantly and adversely affected.

We depend on existing major customers, the loss of one or more of which could have a material adverse effect on our results of operations and financial condition.

We anticipate that our operations will continue to depend upon the continuing business of our existing customers, particularly our major customers, and the ability to attract new customers. The loss of one or more of our existing major customers or our inability to continue to attract new customers could significantly and adversely affect our business, operating results and financial condition.

In 2011, 2010 and 2009, our software products operations depended primarily on certain existing major customers. Two customers generated approximately 19% and 13% of our revenues in 2011. One additional customer, a unit of CHARTIS, accounted for approximately 10%, 11% and 15% of our total revenues in 2011, 2010 and 2009, respectively. One other customer, a second unit of CHARTIS, accounted for approximately 5%, 5% and 12% of our total revenues in 2011, 2010 and 2009, respectively. Another customer, a third unit of CHARTIS, generated approximately 4%, 4% and 6% of our total revenues for the years ended December 31, 2011, 2010, and 2009, respectively.

On March 29, 2012, we received notice from the third, and on March 30, 2012, we received notice from the second of the CHARTIS units referred to above that each will not renew its respective contractual arrangements, pursuant to which they were primarily receiving support services, with us when those arrangements expire on September 30, 2012. We have not received any notice of non-renewal of our contractual arrangements from the first of the CHARTIS units referred to above, and we expect that our contractual arrangements with such unit will continue upon the same terms and conditions as had been in effect in 2011. For the year ended December 31, 2011, the revenues we generated from support services for the three units of CHARTIS represented approximately 8%, 4% and 4%, respectively, of our total revenues, and the total revenues we generated from the three units of CHARTIS represented approximately 10%, 5% and 4%, respectively, of our total revenues. See “Business – Major Customers”. The impact of the non-renewal by the second and third CHARTIS units of their contractual arrangements would not be realized until the fourth quarter of 2012, and for that quarter the maximum potential impact to our revenue resulting from any such non-renewal would be approximately $360,000.

A decline in computer software spending may result in a decrease in our revenues or lower our growth rate.

A decline in the demand for computer software among our current and prospective customers may result in decreased revenues or a lower growth rate for us because our sales depend, in part, on our customers’ level of funding for new or additional computer software systems and services. Moreover, demand for our solutions may be reduced by a decline in overall demand for computer software and services. The current decline in overall technology spending may cause our customers to reduce or eliminate software and services spending and cause price erosion for our solutions, which would substantially affect our sales of new software licenses and the average sales price for these licenses. Because of these market and economic conditions, we believe there will continue to be uncertainty in the level of demand for our products and services. Accordingly, we cannot assure you that we will be able to increase or maintain our revenues.

We may not get the full benefit of our tax loss carry forwards.

Under the United States Internal Revenue Code, companies that have not been operating profitably are allowed to apply certain of their past losses to offset future taxable income liabilities they may incur once they reach profitability. These amounts are known as net operating tax loss carryforwards. At December 31, 2011, we had approximately $9 million of federal net operating tax loss carryforwards expiring at various dates through 2026. Because of certain provisions of the Tax Reform Act of 1986 related to change of control, however, we may not get the full benefit of these loss carryforwards. If we are limited from using net operating tax loss carryforwards to offset any of our income, this would increase our taxes owed and reduce our cash for operations.

RISKS RELATED TO OUR COMMON STOCK

If we are unable to maintain the listing standards of the NYSE MKT, our common stock may be delisted, which may have a material adverse effect on the liquidity and value of our common stock.

Our common stock is traded on the NYSE MKT. To maintain our listing on the NYSE MKT, we must meet certain financial and liquidity criteria. The market price of our common stock has been and may continue to be subject to significant fluctuation as a result of periodic variations in our revenues and results of operations. If we fail to meet any of the NYSE MKT’s listing standards, we may be delisted. In the event of delisting, trading of our common stock would most likely be conducted in the over the counter market on an electronic bulletin board established for unlisted securities, which could have a material adverse effect on the market liquidity and value of our common stock.

Holders of our common stock may have difficulty in selling those shares.

While our common shares trade on the NYSE MKT, our stock is thinly traded and investors may have difficulty in selling their shares. The low trading volume of our common stock is outside of our control, and may not increase in the near future or, even if it does increase in the future, may not be maintained. In addition, because our common stock trades at a price less than $5.00 per share, brokers effecting transactions in our common stock may be subject to additional customer disclosure and record keeping obligations, including disclosure of the risks associated with low price stocks, stock quote information and broker compensation. Brokers effecting transactions in our common stock may also be subject to additional sales practice requirements under certain Exchange Act rules, including making inquiries into the suitability of investments for each customer or obtaining a prior written agreement for the specific stock purchase. Because of these additional obligations, some brokers will not effect transactions in our common stock.

Our stock price has been volatile.

Quarterly operating results have fluctuated and are likely to continue to fluctuate. The market price of our common stock has been and may continue to be volatile. Factors that are difficult to predict, such as quarterly revenues and operating results, limited trading volumes and overall market performance, may have a significant effect on the price of our common stock. Revenues and operating results have varied considerably in the past from period to period and are likely to vary considerably in the future. We plan product development and other expenses based on anticipated future revenue. If revenue falls below expectations, financial performance is likely to be adversely affected because only small portions of expenses vary with revenue. As a result, quarterly period-to-period comparisons of operating results are not necessarily meaningful and should not be relied upon to predict future performance.

We may not pay any cash dividends on our common stock in the future.

Declaration and payment of any dividend on our common stock is subject to the discretion of our board of directors.  The timing and amount of dividend payments will be dependent upon factors such as our earnings, financial condition, cash requirements and availability, and restrictions in our credit facilities.  The Imperium Loan Agreement also prohibits the payment of dividends and the purchase of our common stock.  Accordingly, it is likely that investors may have to rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

Our shares are subject to dilution as a result of the exercise of the Warrants.

In connection with the loan transaction with Imperium, we issued five-year warrants to purchase, in the aggregate, 1,442,000 shares of our common stock, at an exercise price of $1.48 per share, to Imperium and our financial advisor (each a “Warrant” and collectively, the “Warrants”). Each Warrant provides (x) for adjustments to the exercise price and the number of shares issuable upon exercise in certain events to protect against dilution and (y) for cashless exercise. The Warrants are not exercisable until the earliest of (1) the date when “Current Market Value” (as defined therein) exceeds the exercise price ($1.48 per share) multiplied by two, (2) the date of a “Change of Control” transaction (as defined therein), and (3) the third anniversary of the date of issuance of such Warrant. The issuance of any additional shares of our common stock as a consequence of the exercise of any of the Warrants may result in significant dilution to our stockholders. Further, if the exercise price of the Warrants is adjusted, the additional shares of our common stock that would be issued upon exercise of the Warrants as a result of such adjustment may also result in significant dilution to our stockholders.

Provisions of our certificate of incorporation, as amended, and by-laws and Delaware law might discourage, delay or prevent a change of control of or changes in our management and, as a result, depress the trading price of our common stock.

Our certificate of incorporation, as amended (the “Certificate of Incorporation”), and by-laws contain provisions that could discourage, delay or prevent a change in control or changes in our management that our stockholders may deem advantageous. These provisions:

•

require super-majority voting to amend some provisions in our Certificate of Incorporation and by-laws;

•

establish a staggered board of directors;

•

limit the ability of our stockholders to call special meetings of stockholders;

•

prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

•

provide that the board of directors is expressly authorized to make, alter or repeal our by-laws; and

•

establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

In addition, we are subject to Section 203 of the Delaware General Corporation Law, which, subject to some exceptions, prohibits “business combinations” between a Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that the stockholder became an interested stockholder. Section 203 could have the effect of delaying, deferring or preventing a change in control that our stockholders might consider to be in their best interests. These anti-takeover defenses could discourage, delay or prevent a transaction involving a change in control. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take corporate actions other than those you desire.

RISKS RELATED TO RECENT ACQUISITIONS

We may fail to realize the anticipated benefits of the acquisitions of the PipelineClaims assets of Ho’ike Services, Inc. dba BlueWave Technology, and the assets of Moore Stephens Business Solutions, LLC.

On December 30, 2011, we acquired substantially all of the PipelineClaims assets (excluding working capital) of Ho’ike Services, Inc. dba BlueWave Technology (“BlueWave”), and on April 12, 2010, we acquired substantially all of the assets (excluding working capital) of MSBS, in each instance through our wholly-owned subsidiary, Cover-All Systems. The success of these acquisitions will depend on, among other things, our ability to realize anticipated benefits, growth opportunities and cost savings and to integrate the operations of BlueWave and MSBS in a manner that does not materially disrupt our own operations. If we are not able to successfully achieve these objectives, the anticipated benefits of the acquisition may not be realized fully, or at all, or may take longer to realize than expected. Further, it is possible that the integration process could result in the disruption of the ongoing business or inconsistencies in standards, controls, procedures and policies that would adversely affect our business, financial condition or results of operations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling security holders. All of the net proceeds from the sale of such shares will go to the selling security holders as described below in “Plan of Distribution.” For more information about the selling security holders, see “Selling Security Holders.”

The shares covered by this prospectus are issuable upon exercise of the Warrants. We may, however, receive proceeds to the extent a selling security holder exercises its Warrant for cash. Upon the exercise of a Warrant for cash, the exercising selling security holder would pay us the exercise price per share, which is $1.48 as of the date of this prospectus. Accordingly, if all of the Warrants are exercised for cash, we would receive $2,134,160 from such exercise. We will use any cash received by us from the exercise of the Warrants for working capital and other general corporate purposes.

Additionally, the selling security holders may elect to exercise all or any portion of the Warrants on a “cashless” basis, in which case we will not receive any cash payment from the selling security holders from such exercise.

SELLING SECURITY HOLDERS

The shares of our common stock to be offered by the selling security holders are those issuable upon exercise of the Warrants. This prospectus generally covers the resale of 1,442,000 shares of our common stock issuable upon exercise of the Warrants, which number of shares represents the maximum number of shares issuable upon exercise of the Warrants, determined as if such Warrants were exercised in full (without regard to any limitations on exercise contained therein) as of the trading day immediately preceding the date of this prospectus. We are registering such shares of common stock in order to permit the selling security holders to offer the shares for resale from time to time. Except for the Loan Agreement and the ownership of the Warrants, none of the selling security holders has had any material relationship with us within the past three years.

The table below sets forth, to our knowledge, information regarding beneficial ownership of our common stock by the selling security holders as of October 9, 2012. As of such date, there were 25,822,730 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our common stock. Unless otherwise indicated below, to our knowledge, each selling security holder has sole voting and investment power with respect to the shares of common stock beneficially owned by it. The second column in the table below lists the number of shares of our common stock beneficially owned by the selling security holders as of October 9, 2012, assuming full exercise of the Warrants held by each such selling security holder on that date but not taking into account any limitations on exercise set forth therein. The third column lists the shares of our common stock offered by the selling security holders pursuant to this prospectus assuming full exercise of the Warrants held by each such selling security holder on that date but not taking into account any limitations on exercise set forth therein. The fourth column assumes the sale of all of the shares offered by the selling security holders pursuant to this prospectus. The selling security holders may sell all, some or none of their shares in this offering. For purposes of the table below, however, we have assumed that, after completion of this offering, none of the shares covered by this prospectus will be held by the selling security holders.

The Warrants are not exercisable until the earliest of (1) the date when “Current Market Value” (as defined therein) exceeds the exercise price ($1.48 per share) multiplied by two, (2) the date of a “Change of Control” transaction (as defined therein), and (3) the third anniversary of the date of issuance of such Warrant.

The selling security holders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares of our common stock since the date on which the information in the table below is presented. Information about the selling security holder s may change over time.

Name of Selling Security Holder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage Ownership After Offering
Imperium Commercial Finance Master Fund, LP (1)	1,400,000	1,400,000	0	-%
Monarch Capital Group, LLC (2)	12,600	12,600	0	-%
Robert Nathan	29,400	29,400	0	-%

(1)	John Michaelson is the Managing Partner of Imperium Commercial Finance Master Fund, LP and has voting and investment power over the securities held by Imperium Commercial Finance Master Fund, LP.
(2)	Michael Potter is the Chairman of Monarch Capital Group, LLC and has voting and investment power over the securities held by Monarch Capital Group, LLC.

PLAN OF DISTRIBUTION

We are registering the shares of our common stock issuable upon exercise of Warrants held by the selling security holders to permit the resale of such shares by the selling security holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling security holder s of the shares of our common stock. We will bear all fees and expenses incident to our obligation to register the shares of our common stock.

After the date of this prospectus, each selling security holder may from time to time sell all or a portion of the shares issued upon exercise of the Warrants and held by them and offered hereby on the NYSE MKT or any other stock exchange, market or trading facility on which our shares of common stock are traded or in private transactions, directly or through one or more underwriters, broker-dealers or agents. If such shares are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions. Such shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

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on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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in the over-the-counter market;

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in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

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through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

•

short sales made after the date the registration statement of which this prospectus forms a part is declared effective by the SEC;

•

agreements between broker-dealers and the selling security holder to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The selling security holders may also sell shares of our common stock issuable upon exercise of the Warrants under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling security holders may transfer or otherwise dispose such shares by other means not described in this prospectus.

If a selling security holder effects such transactions by selling shares of our common stock offered hereby to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling security holder or commissions from purchasers of such shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of shares of our common stock in the course of hedging in positions they assume. The selling security holders may also sell shares of our common stock short and deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling security holders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.

The selling security holders may pledge or grant a security interest in some or all of the shares issuable upon exercise of the Warrant owned by it and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as a selling security holder under this prospectus. The selling security holders also may transfer and donate the shares of common stock issuable upon exercise of the Warrants in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling security holders and any broker-dealer participating in the distribution of the shares of our common stock offered hereby may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of such shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of such shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock issuable upon exercise of the Warrants may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states such shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling security holders will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus forms a part.

To our knowledge, the selling security holders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling security holders. If we are notified by the selling security holders that any material arrangement has been entered into with an underwriter or a broker-dealer for the sale of shares of common stock offered hereby, if required, we will file a supplement to this prospectus. If the selling security holders use this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

The selling security holders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares issuable upon exercise of the Warrant by the selling security holder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of such shares to engage in market-making activities with respect to our common stock. All of the foregoing may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

We have agreed to keep the registration statement of which this prospectus forms a part effective until such date that is the earlier of (1) the date on which of the shares of common stock underlying the Warrants have been sold; (2) 180 days after the expiration of the Warrants; or (3) the date on which all of the shares of common stock underlying the Warrants are eligible to be sold without restriction pursuant to Rule 144 under the Securities Act. The Warrants are not exercisable until the earliest of (1) the date when “Current Market Value” (as defined therein) exceeds the exercise price ($1.48 per share) multiplied by two, (2) the date of a “Change of Control” transaction (as defined therein), and (3) the third anniversary of the date of issuance of such Warrant.

We will pay all expenses of the registration of the shares of common stock offered hereby, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the selling security holders will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling security holders against liabilities, including some liabilities under the Securities Act in accordance with the registration provisions of the Warrant. We may be indemnified by the selling security holder s against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling security holder s specifically for use in this prospectus, in accordance with the registration provisions of the Warrant.

LEGAL MATTERS

Sills Cummis & Gross P.C., New York, New York, will pass upon the validity of the securities offered hereby.

EXPERTS

Our audited consolidated financial statements incorporated by reference in this prospectus and the registration statement of which it forms a part have been so incorporated by reference in reliance on the report of MSPC, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them under certain conditions, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any information that we file subsequent to this prospectus with the SEC will automatically update and supersede this information. Our Exchange Act reports are filed under SEC file number 001-09228. The documents we are incorporating by reference in this prospectus are as follows:

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our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on April 2, 2012;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 , June 30, 2012 and September 30, 2012 filed with the SEC on May 15, 2012 , August 14, 2012 and November 14, 2012, respectively;

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our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 6, 2012 (as amended by Amendment No. 1 on Form 8-K/A filed with the SEC on March 19, 2012), February 24, 2012, March 12, 2012, April 18, 2012, June 1 2, 2012, August 14, 2012 and September 14, 2012; and

•

the description of our common stock contained in our Registration Statement on Form 8-A dated May 23, 2011.

We are also incorporating by reference all other documents subsequently filed by the us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this prospectus and the termination of this offering (other than information that is not deemed filed under the Exchange Act). To the extent that any information contained in any Current Report on Form 8-K or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Cover-All Technologies Inc.

Attn: Corporate Secretary

412 Mt. Kemble Avenue, Suite 110C

Morristown , New Jersey 07960

973-461-5200

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement on Form S-3, of which this prospectus forms a part, under the Securities Act registering the shares of common stock issuable upon exercise of the Warrants. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement include material provisions but are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

We are subject to the reporting requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and accordingly file reports, information statements or other information with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, reports of current events on Form 8-K and proxy or information statements. The public may read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

PART II—INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses incurred or to be incurred by us in connection with the distribution of the securities to be registered. We have agreed to pay all expenses listed below.

SEC Registration Fee	$222.26
Transfer Agent Expenses	5,000.00
Printing and Engraving Expenses	5,000.00
Legal Fees and Expenses	25,000.00
Accounting Fees and Expenses	5,000.00
Miscellaneous Fees and Expenses	0.00
Total	$40,222.26

All expenses, other than the SEC registration fee, are estimated.

Item 15	Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law (“DGCL”), as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, agent or employee of the Company or is or was serving at the Company’s request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Company as well but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the Company, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Article X of the Company’s by-laws provides that a director or officer of the Company shall be indemnified by the Company against judgment, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees, actually and necessarily incurred by such person in connection with the defense thereof or any appeal therein, to the full extent permitted under the laws of the State of Delaware from time to time in effect. The Company shall have the power to purchase and maintain insurance for the indemnification of such directors and officers to the full extent permitted under the laws of the State of Delaware from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights of indemnification to which such director or officer may be entitled.

Item 16	Exhibits

Exhibit Number	Description
4.1

Stock Purchase Warrant, dated September 11, 2012, issued by Cover All Technologies Inc. to Imperium Commercial Finance Master Fund, LP [incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on September 14, 2012].

4.2	Form of Finder’s Warrant, dated September 11, 2012 [incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on September 14, 2012].
5.1	Opinion of Sills Cummis & Gross P.C. [previously filed on October 24, 2012]
23.1*	Consent of MSPC.
23.2	Consent of Sills Cummis & Gross P.C. [included in Exhibit 5.1].
24.1	Power of Attorney [ previously filed on October 24, 2012 ].

___________

* Filed herewith.

Item 17.	Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of New Jersey, on November 15 , 2012.

COVER-ALL TECHNOLOGIES INC.

By:         /s/ John W. Roblin

John W. Roblin

Chairman of the Board of Directors and

Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ John W. Roblin _________________________________ John W. Roblin	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 15 , 2012

/s/ Ann F. Massey _________________________________ Ann F. Massey	Chief Financial Officer, Controller and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 15 , 2012

* _________________________________ Manish D. Shah	Director, President and Chief Technology Officer	November 15 , 2012

* _________________________________ Russell Cleveland	Director	November 15 , 2012

* _________________________________ Earl Gallegos	Director	November 15 , 2012

* _________________________________ Stephen M. Mulready	Director	November 15 , 2012

*By: /s/ Ann F. Massey _________________________________ Ann F. Massey Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
4.1

Stock Purchase Warrant, dated September 11, 2012, issued by Cover All Technologies Inc. to Imperium Commercial Finance Master Fund, LP [incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on September 14, 2012].

4.2	Form of Finder’s Warrant, dated September 11, 2012 [incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on September 14, 2012].
5.1	Opinion of Sills Cummis & Gross P.C. [previously filed on October 24, 2012].
23.1*	Consent of MSPC.
23.2	Consent of Sills Cummis & Gross P.C. [included in Exhibit 5.1].
24.1	Power of Attorney [ previously filed on October 24, 2012 ].

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* Filed herewith.